NEWS RELEASE

T. ROWE PRICE GROUP REPORTS THIRD QUARTER 2025 RESULTS
BALTIMORE (October 31, 2025) - T. Rowe Price Group, Inc. (NASDAQ-GS: TROW) today reported its results for the third quarter of 2025.
▪Quarter-end assets under management (AUM) of $1.77 trillion
▪Net client outflows of $7.9 billion
▪Diluted earnings per common share (EPS) of $2.87; Adjusted diluted EPS of $2.81
▪Returned $442 million to stockholders from the recurring quarterly dividend and stock repurchases

Rob Sharps, chair, CEO, and president, commented, “We reached an end of period high with $1.77 trillion in AUM as of September 30 and created an opportunity to bring innovative new solutions to market for our clients with our recently announced strategic collaboration with Goldman Sachs."

Financial Highlights

	Three months ended
(in millions, except per-share data)	9/30/2025	9/30/2024	Change(1)	6/30/2025	Change(1)

U.S. GAAP basis
Investment advisory fees	$1,698.7	$1,627.3	4.4%	$1,567.6	8.4%
Capital allocation-based income(2)	$42.0	$4.6	n/m	$(0.4)	n/m
Net revenues	$1,893.5	$1,785.6	6.0%	$1,723.3	9.9%
Operating expenses	$1,250.3	$1,172.0	6.7%	$1,245.0	0.4%
Net operating income	$643.2	$613.6	4.8%	$478.3	34.5%
Non-operating income (loss)	$238.4	$212.5	n/m	$235.5	n/m
Net income - T. Rowe Price Group, Inc.	$646.1	$603.0	7.1%	$505.2	27.9%
Diluted earnings per common share	$2.87	$2.64	8.7%	$2.24	28.1%

Adjusted basis(3)
Operating expenses	$1,134.4	$1,099.0	3.2%	$1,147.2	(1.1)%
Operating expenses, excluding accrued carried interest related compensation	$1,111.8	$1,087.4	2.2%	$1,133.9	(1.9)%
Net operating income	$774.1	$718.4	7.8%	$614.4	26.0%
Non-operating income (loss)	$50.2	$51.2	(2.0)%	$47.1	6.6%
Net income - T. Rowe Price Group, Inc.	$631.7	$586.5	7.7%	$506.8	24.6%
Diluted earnings per common share	$2.81	$2.57	9.3%	$2.24	25.4%

Assets under management (in billions)(4)
Average assets under management	$1,723.0	$1,589.5	8.4%	$1,588.8	8.4%
Ending assets under management	$1,767.2	$1,630.9	8.4%	$1,676.8	5.4%

Investment advisory annualized effective fee rate (EFR) (in bps)
EFR without performance-based fees	39.1	40.7	(1.6)	39.6	(0.5)
EFR with performance-based fees	39.3	40.9	(1.6)	39.7	(0.4)
(1) n/m - the percentage change is not meaningful. (2) Capital allocation-based income represents the change in accrued carried interest. (3) See the reconciliation to the comparable U.S. GAAP measures at the end of this earnings release. (4) Beginning July 1, 2025, managed account - model delivery assets are included in assets under management.

Assets Under Management(1)
During Q3 2025, assets under management (AUM) increased $90.4 billion to $1.77 trillion, which includes the addition of managed account - model delivery assets beginning July 1, 2025. The components of the change in AUM, by asset class, are shown in the table below.

	Three months ended 9/30/2025
(in billions)	Equity	Fixed income, including money market	Multi-asset(2)	Alternatives(3)	Total
Assets under management at beginning of period	$838.5	$200.3	$583.3	$54.7	$1,676.8

Managed account - model delivery assets(4)	9.2	—	—	—	9.2
Adjusted assets under management at beginning of period	847.7	200.3	583.3	54.7	1,686.0

Net cash flows prior to manager-driven distributions	(14.4)	4.4	1.3	1.6	(7.1)
Manager-driven distributions	—	—	—	(0.8)	(0.8)
Net cash flows	(14.4)	4.4	1.3	0.8	(7.9)
Net market appreciation (depreciation) and income(5)	52.1	3.4	33.1	0.5	89.1
Change during the period	37.7	7.8	34.4	1.3	81.2
Assets under management at September 30, 2025	$885.4	$208.1	$617.7	$56.0	$1,767.2
(1) Includes assets in which T. Rowe Price and its affiliates have full discretionary authority along with managed account - model delivery assets.
(2) The underlying AUM of the multi-asset portfolios have been aggregated and presented in this category and not reported in the equity and fixed income columns.
(3) The alternatives asset class includes strategies authorized to invest more than 50% of its holdings in private credit, leveraged loans, mezzanine, real assets/CRE, structured products, stressed/distressed, non-investment grade CLOs, special situations, business development companies, or that have absolute return as its investment objective. Generally, only those strategies with longer than daily liquidity are included. Unfunded capital commitments were $22.0 billion at September 30, 2025 and $18.6 billion as of June 30, 2025, and are not reflected in fee basis AUM above.
(4) Amount represents the net assets as of July 1, 2025 and all activity for the quarter is reflected in the lines that follow.
(5) Includes net distributions not reinvested of $0.4 billion.

Investors domiciled outside the United States accounted for 8.7% of the firm's AUM at September 30, 2025 and June 30, 2025 and 8.8% at December 31, 2024.

The firm provides participant accounting and plan administration for retirement plans that primarily invest in the firm's U.S. mutual funds, collective investment trusts, and products managed outside of the firm's complex. As of September 30, 2025, the firm's assets under administration were $315 billion, of which $178 billion were assets we manage.

The firm's multi-asset investment division provides advisory solutions including investment insights, strategic asset allocation design, tactical asset allocation recommendations, and portfolio rebalancing services. The assets in these portfolios, predominantly in the United States, were $25.2 billion at September 30, 2025, compared with $24.1 billion at June 30, 2025.

Financial Results Highlights
Net Revenues

	Three months ended
(in millions)	9/30/2025	9/30/2024	Change	6/30/2025	Change
Investment advisory fees
Equity	$1,011.8	$978.5	3.4%	$923.6	9.5%
Fixed income, including money market	110.1	104.1	5.8%	105.5	4.4%
Multi-asset	492.1	465.8	5.6%	455.9	7.9%
Alternatives	84.7	78.9	7.4%	82.6	2.5%
Total investment advisory fees	1,698.7	1,627.3	4.4%	1,567.6	8.4%
Performance-based advisory fees(1)	6.4	5.6	14.3%	6.4	—%
Capital allocation-based income(2)	42.0	4.6	n/m	(0.4)	n/m
Administrative, distribution, services, and other fees	146.4	148.1	(1.1)%	149.7	(2.2)%
Net revenues	$1,893.5	$1,785.6	6.0%	$1,723.3	9.9%

Average AUM (in billions):
Equity	$865.8	$813.1	6.5%	$784.4	10.4%
Fixed income, including money market	203.8	183.3	11.2%	198.0	2.9%
Multi-asset	597.7	542.3	10.2%	552.5	8.2%
Alternatives	55.7	50.8	9.6%	53.9	3.3%
Average AUM	$1,723.0	$1,589.5	8.4%	$1,588.8	8.4%

Investment advisory annualized effective fee rate (bps)	39.1	40.7	(1.6)	39.6	(0.5)

Investment advisory annualized effective fee rate, including performance-based fees (bps)	39.3	40.9	(1.6)	39.7	(0.4)

(1) In Q3 2024, performance-based advisory fees were reported in the investment advisory fees.
(2) Capital allocation-based income represents the change in accrued carried interest. The percentage change is not meaningful (n/m).

Net revenues in Q3 2025 were $1.9 billion, an increase of 6.0% from Q3 2024 and 9.9% from Q2 2025. Performance-based fees earned in each of these periods were almost entirely in alternatives strategies.

▪The investment advisory annualized effective fee rate, excluding performance-based fees, was 39.1 basis points in Q3 2025, which is down from 40.7 basis points in Q3 2024 and 39.6 basis points in Q2 2025. The declines were driven primarily by client flows and transfers, shifting assets under management toward lower-fee strategies and products.

▪Administrative, distribution, services and other fees in Q3 2025 were $146.4 million, a decrease of $1.7 million from Q3 2024 and $3.3 million from Q2 2025. In Q3, 2025, the firm began reporting revenue from managed account - model delivery assets and certain other advisory services in investment advisory fees, which was $13.5 million in Q3 2025. This change was the primary driver of the decline in administrative, distribution, services, and other fees, partially offset by higher transfer agents services compared to Q3 2024, and higher mutual fund reimbursement costs versus Q2 2025.

▪Capital allocation-based income impacted net revenues as follows:

	Three months ended
(in millions)	9/30/2025	9/30/2024	Change	6/30/2025	Change
Change in accrued carried interest	$56.2	$35.1	$21.1	$36.5	$19.7
Acquisition-related amortization and impairments	(14.2)	(30.5)	16.3	(36.9)	22.7
Capital allocation-based income	$42.0	$4.6	$37.4	$(0.4)	$42.4

The increase in accrued carried interest from Q3 2024 and Q2 2025 was primarily related to higher market returns. The decrease in acquisition-related amortization and impairments from Q3 2024 and Q2 2025 was primarily due to impairments recognized in prior periods. A portion of capital allocation-based income is passed through as compensation, with unpaid amounts reported as non-controlling interest on the consolidated balance sheet. For detail on the quarterly changes in accrued carried interest, which is reported as part of investments on the consolidated balance sheet, and related non-controlling interest, refer to the tables at the end of this release.

Operating Expenses

	Three months ended
(in millions)	9/30/2025	9/30/2024	Change (1)	6/30/2025	Change (1)
Compensation, benefits, and related costs	$632.5	$632.9	(0.1)%	$648.8	(2.5)%
Acquisition-related retention agreements	14.2	4.0	n/m	14.1	0.7%
Capital allocation-based income compensation(2)	16.8	(2.0)	n/m	(1.5)	n/m
Market-related change in deferred compensation liabilities	50.8	43.4	17.1%	66.3	(23.4)%
Total compensation and related costs	714.3	678.3	5.3%	727.7	(1.8)%
Distribution and servicing	95.8	91.6	4.6%	92.5	3.6%
Advertising and promotion	21.3	20.8	2.4%	29.9	(28.8)%
Product and recordkeeping related costs	78.7	75.0	4.9%	74.8	5.2%
Technology, occupancy, and facility costs	183.2	164.0	11.7%	179.4	2.1%
General, administrative, and other	101.7	104.2	(2.4)%	109.5	(7.1)%
Change in fair value of contingent consideration	—	(13.4)	n/m	—	n/m
Acquisition-related amortization and impairment costs	26.8	51.5	(48.0)%	31.2	(14.1)%
Restructuring charge	28.5	—	n/m	—	n/m
Total operating expenses	$1,250.3	$1,172.0	6.7%	$1,245.0	0.4%

Total adjusted operating expenses(3)	$1,134.4	$1,099.0	3.2%	$1,147.2	(1.1)%

(1) n/m - the percentage change is not meaningful.
(2) Capital allocation-based income compensation represents the change in accrued carried interest compensation along with acquisition-related, non-cash amortization and impairments.
(3) See the reconciliation to the comparable U.S. GAAP measures at the end of this earnings release.

Operating expenses in Q3 2025 were $1,250.3 million, an increase of 6.7% from Q3 2024 and 0.4% from Q2 2025. On a non-GAAP basis, adjusted operating expenses in Q3 2025 were $1,134.4 million, an increase of 3.2% from Q3 2024 and a decrease of 1.1% from Q2 2025.

▪Compensation, benefits, and related costs in Q3 2025 of $632.5 million decreased $0.4 million from Q3 2024 and $16.3 million from Q2 2025. The decrease compared to Q2 2025 was primarily driven by lower salaries and benefits, reflecting a decrease in average headcount of 1.9%. Long-term incentive compensation expense also declined due to higher forfeitures. These impacts were partially offset by a higher bonus accrual. The firm employed 7,830 associates at September 30, 2025, a decrease of 3.4% from 8,104 associates at September 30, 2024, and a decrease of 2.9% from 8,063 associates at June 30, 2025.

▪Distribution and servicing costs in Q3 2025 of $95.8 million increased $4.2 million from Q3 2024 and $3.3 million from Q2 2025. The increases from prior periods were primarily driven by higher average assets under management distributed through third-party intermediaries.

▪Product and recordkeeping related costs in Q3 2025 of $78.7 million increased $3.7 million from Q3 2024 and $3.9 million from Q2 2025. The increase from Q3 2024 was primarily driven by higher recordkeeping costs and other product-related expenses. The increase from Q2 2025 was primarily due to the timing of costs to be reimbursed by the firm's U.S. mutual funds. The offsetting reimbursement is recognized in administrative, distribution, services, and other fees revenue.

▪Technology, occupancy, and facility costs in Q3 2025 of $183.2 million increased $19.2 million from Q3 2024 and $3.8 million from Q2 2025. The increases from prior periods were primarily driven by higher technology costs, including hosted solutions and depreciation.

▪General, administrative, and other costs in Q3 2025 of $101.7 million decreased $2.5 million from Q3 2024 and $7.8 million from Q2 2025. The decreases from prior periods were primarily driven by a non-recurring cost recovery recognized in Q3 2025. Compared to Q3 2024, the cost recovery benefit was partially offset by higher general and administrative costs.

▪The restructuring charge in Q3 2025 of $28.5 million reflects compensation costs, primarily severance, incurred in connection with the July workforce action. This is related to the firm's previously announced broad and ongoing plan to reduce expense growth and realign resources. This ongoing effort is designed to support investment in both existing and future capabilities.

Non-operating income (loss)

(in millions)	Three months ended
	9/30/2025	9/30/2024	6/30/2025
Net gains (losses) from non-consolidated investment products
Cash and discretionary investments
Dividend income	$38.1	$37.4	$33.8
Market-related gains (losses) and equity in earnings (losses)	12.1	5.9	13.3
Total net gains (losses) from cash and discretionary investments	50.2	43.3	47.1
Seed capital investments
Dividend income	0.5	0.5	0.2
Market-related gains (losses) and equity in earnings (losses)	17.1	21.3	36.8
Net gains (losses) recognized upon deconsolidation	—	(0.6)	3.1
Investments used to hedge deferred compensation liabilities	53.0	41.1	70.5
Total net gains (losses) from non-consolidated investment products	120.8	105.6	157.7
Other investment income (loss)	40.4	13.4	8.2
Net gains (losses) on investments	161.2	119.0	165.9
Net gains (losses) on consolidated investment products	72.6	85.9	78.6
Other gains (losses), including foreign currency gains (losses)	4.6	7.6	(9.0)
Non-operating income (loss)	$238.4	$212.5	$235.5

Adjusted non-operating income (loss)(1)	$50.2	$51.2	$47.1

(1) See the reconciliation to the comparable U.S. GAAP measures at the end of this earnings release.

On an adjusted basis, non-operating income (loss) consists of investment gains/losses generated from the firm's cash and discretionary investment portfolio.
Income taxes

The following reconciles the statutory federal income tax rate to the firm's effective tax rate for the first nine months of 2025 and 2024:

	Nine months ended
	9/30/2025	9/30/2024
Statutory U.S. federal income tax rate	21.0%	21.0%
State income taxes for current year, net of federal income tax benefits(1)	2.5	2.7
Net (income) losses attributable to redeemable non-controlling interests(2)	(1.0)	(0.6)
Net excess tax losses (benefits) from stock-based compensation plans activity	(0.2)	(0.2)
Valuation allowances	(0.2)	0.3
Other items	0.7	0.3
Effective income tax rate	22.8%	23.5%

Adjusted effective income tax rate	23.8%	24.1%

(1) State income tax benefits are reflected in the total benefits for net income attributable to redeemable non-controlling interests and stock-based compensation plans activity.
(2) Net income attributable to redeemable non-controlling interest represents the portion of earnings held in the firm's consolidated investment products, which are not taxable to the firm despite being included in pre-tax income.

The year-to-date 2025 U.S. GAAP and adjusted effective tax rates decreased compared to 2024, primarily due to the reversal of U.S. foreign tax credit carryover valuation allowances and lower state taxes. Additionally, the impact of redeemable non-controlling interest contributed to the lower U.S. GAAP effective tax rate compared to the 2024 period.

The firm estimates that its effective tax rate for the full year 2025 will be in the range of 23.0% to 26.0% on a U.S. GAAP basis, and 23.5% to 25.5% on an adjusted basis.

Other Matters

The financial results presented in this release are unaudited. The firm expects that it will file its Form 10-Q Quarterly Report for the third quarter of 2025 with the U.S. Securities and Exchange Commission later today. The Form 10-Q will include additional information on the firm's unaudited financial results at September 30, 2025.

Certain statements in this earnings release may represent “forward-looking information,” including information relating to anticipated changes in revenues, our operations, expenses, earnings, liquidity, cash flows and capital expenditures, industry or market conditions, amount or composition of assets under management, flows into our investment funds, regulatory developments, changes in our effective fee rate, demand for and pricing of our products, new products and services, effective tax rates, net income and earnings per common share, future transactions, our strategic initiatives, dividends, stock repurchases, U.S. and international trade policies, and general economic and other market conditions. For a discussion concerning risks and other factors that could affect future results, see the firm's 2024 Annual Report on Form 10-K and subsequent Form 10-Q Quarterly Reports.

T. Rowe Price (NASDAQ-GS: TROW) is a leading global asset management firm, entrusted with managing $1.77 trillion in client assets as of September 30, 2025, about two-thirds of which are retirement-related. Renowned for over 85 years of investment excellence, retirement leadership, and independent proprietary research, the firm leverages its longstanding expertise to ask better questions that can drive better investment decisions. Built on a culture of integrity and prioritizing client interests, T. Rowe Price empowers millions of investors worldwide to thrive amidst evolving markets. Visit troweprice.com/newsroom for news and public policy commentary.

Webcast Information
Chair, Chief Executive Officer and President Rob Sharps and Chief Financial Officer Jen Dardis will provide an update on business performance, review financial results, and answer questions on a webcast on Friday, October 31, 2025 from 8:00 - 8:45 AM ET. Eric Veiel, head of Global Investments, will join for the Q&A portion.

To access the webcast or to obtain dial in instructions to ask a question, please visit: investors.troweprice.com. Supplemental materials will be available on the company's investor relations website. A replay of the webcast will be available on the company's investor relations website shortly after the event.

T. ROWE PRICE CONTACTS:

Public Relations
Lauren Dear
410-577-5009
lauren.dear@troweprice.com

Investor Relations
Linsley Carruth
410-345-3717
linsley.carruth@troweprice.com

Unaudited Consolidated Statements of Income
(in millions, except per-share amounts)
	Three months ended			Nine months ended
Revenues	9/30/2025	9/30/2024	6/30/2025	9/30/2025	9/30/2024
Investment advisory fees	$1,698.7	$1,627.3	$1,567.6	$4,864.7	$4,732.5
Performance-based advisory fees(1)	6.4	5.6	6.4	23.2	40.0
Capital allocation-based income	42.0	4.6	(0.4)	40.4	51.8
Administrative, distribution, services, and other fees	146.4	148.1	149.7	452.4	444.8
Net revenues	1,893.5	1,785.6	1,723.3	5,380.7	5,269.1

Operating expenses
Compensation, benefits, and related costs	632.5	632.9	648.8	1,939.2	1,898.0
Acquisition-related retention agreements	14.2	4.0	14.1	42.5	30.6
Capital allocation-based income compensation	16.8	(2.0)	(1.5)	14.9	8.8
Market-related change in deferred compensation liabilities	50.8	43.4	66.3	109.9	111.0
Total compensation and related costs	714.3	678.3	727.7	2,106.5	2,048.4
Distribution and servicing	95.8	91.6	92.5	281.9	261.2
Advertising and promotion	21.3	20.8	29.9	77.3	79.4
Product and recordkeeping related costs	78.7	75.0	74.8	237.3	223.0
Technology, occupancy, and facility costs	183.2	164.0	179.4	530.2	474.8
General, administrative, and other	101.7	104.2	109.5	314.5	305.5
Change in fair value of contingent consideration	—	(13.4)	—	—	(13.4)
Acquisition-related amortization and impairment costs	26.8	51.5	31.2	86.7	125.3
Restructuring charge	28.5	—	—	28.5	—
Total operating expenses	1,250.3	1,172.0	1,245.0	3,662.9	3,504.2

Net operating income	643.2	613.6	478.3	1,717.8	1,764.9

Non-operating income (loss)
Net gains (losses) on investments	161.2	119.0	165.9	359.0	318.5
Net gains (losses) on consolidated investment products	72.6	85.9	78.6	183.1	166.7
Other gains (losses), including foreign currency gains (losses)	4.6	7.6	(9.0)	2.5	(3.5)
Total non-operating income (loss)	238.4	212.5	235.5	544.6	481.7

Income before income taxes	881.6	826.1	713.8	2,262.4	2,246.6
Provision for income taxes	195.1	185.7	157.7	514.7	527.5
Net income	686.5	640.4	556.1	1,747.7	1,719.1
Less: net income (loss) attributable to redeemable non-controlling interests	40.4	37.4	50.9	105.9	58.9
Net income attributable to T. Rowe Price Group, Inc.	646.1	603.0	505.2	1,641.8	1,660.2
Less: net income allocated to outstanding restricted stock and stock unit holders	14.7	15.5	12.4	39.5	44.2
Net income allocated to T. Rowe Price common stockholders	$631.4	$587.5	$492.8	$1,602.3	$1,616.0

Earnings per share
Basic	$2.88	$2.64	$2.24	$7.26	$7.25
Diluted	$2.87	$2.64	$2.24	$7.25	$7.23

Weighted-average common shares
Outstanding	219.4	222.3	220.2	220.6	223.0
Outstanding assuming dilution	219.7	222.8	220.4	220.9	223.5

Summary of Adjusted Basis(2)	Three months ended			Nine months ended
(in millions, except per-share data)	9/30/2025	9/30/2024	6/30/2025	9/30/2025	9/30/2024

Operating expenses	$1,134.4	$1,099.0	$1,147.2	$3,416.7	$3,276.2
Operating expenses, excluding accrued carried interest related compensation	$1,111.8	$1,087.4	$1,133.9	$3,376.9	$3,237.6
Net operating income	$774.1	$718.4	$614.4	$2,029.1	$2,065.7
Non-operating income (loss)	$50.2	$51.2	$47.1	$132.8	$114.4
Net income attributable to T. Rowe Price	$631.7	$586.5	$506.8	$1,647.8	$1,654.7
Diluted earnings per common share	$2.81	$2.57	$2.24	$7.28	$7.21
(1) In Q3 2024, performance-based advisory fees were included in investment advisory fees.
(2) See the reconciliation to the comparable U.S. GAAP measures at the end of this earnings release.

Assets Under Management(1)	Nine months ended 9/30/2025
(in billions)	Equity	Fixed income, including money market	Multi-asset(2)	Alternatives(3)	Total
Assets under management at beginning of period	$829.7	$188.1	$536.0	$52.8	$1,606.6

Managed account - model delivery assets(4)	9.2	—	—	—	9.2

Net cash flows prior to manager-driven distributions	(51.7)	11.0	7.7	3.8	(29.2)
Manager-driven distributions	—	—	—	(2.2)	(2.2)
Net cash flows	(51.7)	11.0	7.7	1.6	(31.4)
Net market appreciation and gains(5)	98.2	9.0	74.0	1.6	182.8
Change during the period	46.5	20.0	81.7	3.2	160.6
Assets under management at September 30, 2025	$885.4	$208.1	$617.7	$56.0	$1,767.2
(1) Includes assets in which T. Rowe Price and its affiliates have full discretionary authority along with managed account - model delivery assets.
(2) The underlying AUM of the multi-asset portfolios have been aggregated and presented in this category and not reported in the equity and fixed income columns.
(3) The alternatives asset class includes strategies authorized to invest more than 50% of its holdings in private credit, leveraged loans, mezzanine, real assets/CRE, structured products, stressed/distressed, non-investment grade CLOs, special situations, business development companies, or that have absolute return as its investment objective. Generally, only those strategies with longer than daily liquidity are included. Unfunded capital commitments were $22.0 billion as of September 30, 2025 and $16.2 billion as of December 31, 2024, and are not reflected in fee basis AUM above.
(4) Amount represents the net assets as of July 1, 2025, and all activity for the quarter is presented in the lines that follow.
(5) Includes net distributions not reinvested of $1.3 billion.

	Nine months ended
(in millions)	9/30/2025	9/30/2024	% Change
Investment advisory fees
Equity	$2,894.6	$2,858.5	1.3%
Fixed income, including money market	319.2	304.5	4.8%
Multi-asset	1,402.7	1,340.3	4.7%
Alternatives	248.2	229.2	8.3%
Total investment advisory fees	$4,864.7	$4,732.5	2.8%

Average AUM (in billions):
Equity	$825.7	$791.4	4.3%
Fixed income, including money market	197.8	175.9	12.5%
Multi-asset	566.8	519.9	9.0%
Alternatives	54.1	49.0	10.4%
Average AUM	$1,644.4	$1,536.2	7.0%
Performance-based advisory fees in 2024 were reported in the investment advisory fees. Prior periods were recast to reflect this change.

Non-Operating Income (Loss)	Nine months ended
(in millions)	9/30/2025	9/30/2024
Net gains (losses) from non-consolidated investment products
Cash and discretionary investments
Dividend income	$102.3	$98.8
Market-related gains (losses) and equity in earnings (losses)	29.6	6.2
Total net gains (losses) from cash and discretionary investments	131.9	105.0
Seed capital investments
Dividend income	0.9	0.8
Market-related gains (losses) and equity in earnings (losses)	42.6	60.1
Net gains (losses) recognized upon deconsolidation	3.1	(0.6)
Investments used to hedge deferred compensation liabilities	112.8	105.6
Total net gains (losses) from non-consolidated investment products	291.3	270.9
Other investment income (loss)	67.7	47.6
Net gains (losses) on investments	359.0	318.5
Net gains (losses) on consolidated investment portfolios	183.1	166.7
Other gains (losses), including foreign currency gains (losses)	2.5	(3.5)
Non-operating income (loss)	$544.6	$481.7

Adjusted non-operating income (loss)(1)	$132.8	$114.4

(1) See the reconciliation to the comparable U.S. GAAP measures at the end of this earnings release.

The following table summarizes the cash flows for the nine months ended 2025 that are attributable to T. Rowe Price, our consolidated investment products, and the related eliminations required.

	Nine months ended
	9/30/2025
(in millions)	Cash flow attributable to T. Rowe Price	Cash flow attributable to consolidated investment products	Elims	As reported
Cash flows from operating activities
Net income (loss)	$1,641.8	$176.0	$(70.1)	$1,747.7
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation, amortization and impairments of property, equipment and software	203.7	—	—	203.7
Amortization and impairment of acquisition-related assets and retention agreements	165.8	—	—	165.8
Stock-based compensation expense	134.2	—	—	134.2
Net (gains) losses recognized on investments	(417.6)	—	70.1	(347.5)
Net investments in investment products used to economically hedge deferred compensation liabilities	63.3	—	46.7	110.0
Net change in trading securities held by consolidated investment products	—	(821.4)	—	(821.4)
Other changes	588.8	(1.1)	(8.1)	579.6
Net cash provided by (used in) operating activities	2,380.0	(646.5)	38.6	1,772.1
Net cash provided by (used in) investing activities	(79.3)	(35.8)	96.2	(18.9)
Net cash provided by (used in) financing activities	(1,315.7)	664.9	(134.8)	(785.6)
Effect of exchange rate changes on cash and cash equivalents of consolidated investment products	—	3.4	—	3.4
Net change in cash and cash equivalents during the period	985.0	(14.0)	—	971.0
Cash and cash equivalents at beginning of the year	2,649.8	63.1	—	2,712.9
Cash and cash equivalents at end of the period	$3,634.8	$49.1	$—	$3,683.9

Unaudited Condensed Consolidated Balance Sheet Information	As of
(in millions)	9/30/2025	12/31/2024
Cash and cash equivalents	$3,634.8	$2,649.8
Accounts receivable and accrued revenue	899.4	877.4
Investments	3,417.4	3,000.5
Assets of consolidated investment products	1,777.7	2,044.0
Operating lease assets	392.2	226.8
Property, equipment and software, net	980.9	977.0
Goodwill and intangible assets	2,937.4	3,010.9
Other assets	690.6	685.6
Total assets	14,730.4	13,472.0
Deferred compensation liabilities	1,093.2	1,020.7
Total other liabilities, includes $22.7 at September 30, 2025, and $62.1 at December 31, 2024, from consolidated investment products	1,667.8	1,001.2
Non-controlling interests*	1,154.9	1,104.7
Stockholders' equity attributable to T. Rowe Price Group, Inc., 218.7 common shares outstanding at September 30, 2025 and 223.0 common shares outstanding at December 31, 2024	$10,814.5	$10,345.4
* This includes both redeemable and non-redeemable non-controlling interest in consolidated entities.

The following tables detail changes in our investments in affiliated private investment funds - carried interest and non-controlling interest in consolidated entities.

Investments in affiliated private investment funds - carried interest	Three months ended			Nine months ended
(in millions)	9/30/2025	9/30/2024	6/30/2025	9/30/2025	9/30/2024
Balance at beginning of period	$371.3	$497.3	$382.6	$426.9	$519.9
Capital allocation-based income:
Change in accrued carried interest	56.2	35.1	36.5	101.9	121.6
Acquisition-related amortization and impairments	(14.2)	(30.5)	(36.9)	(61.5)	(69.8)
Net distributions	(0.2)	(2.2)	(10.9)	(54.2)	(72.0)
Balance at end of period	$413.1	$499.7	$371.3	$413.1	$499.7

Non-controlling interests (NCI) in consolidated entities	Three months ended			Nine months ended
(in millions)	9/30/2025	9/30/2024	6/30/2025	9/30/2025	9/30/2024
Balance at beginning of period	$153.3	$205.3	$160.4	$160.7	$192.0
Capital allocation-based income compensation:
Change in accrued carried interest compensation	22.6	11.6	13.3	39.8	38.6
Acquisition-related amortization and impairments	(5.8)	(13.6)	(14.8)	(24.9)	(29.8)
Net contributions (distributions)	(0.1)	0.1	(5.6)	(5.6)	2.6
Balance at end of period	$170.0	$203.4	$153.3	$170.0	$203.4

Non-GAAP Information and Reconciliation

The firm believes the non-GAAP financial measures below provide relevant and meaningful information to investors about its core operating results. These measures have been established in order to increase transparency for the purpose of evaluating the firm's core business, for comparing current results with prior period results, and to enable more appropriate comparison with industry peers. However, non-GAAP financial measures should not be considered as a substitute for financial measures calculated in accordance with U.S. GAAP and may be calculated differently by other companies.

The following schedules reconcile U.S. GAAP financial measures to non-GAAP financial measures for the three months ended September 30, 2025 and 2024, and June 30, 2025.

	Three months ended 9/30/2025
	Operating expenses	Net operating income	Non-operating income (loss)	Provision (benefit) for income taxes(6)	Net income attributable to T. Rowe Price Group, Inc.	Diluted earnings per share(7)
U.S. GAAP Basis (FS line item)	$1,250.3	$643.2	$238.4	$195.1	$646.1	$2.87
Non-GAAP adjustments:
Acquisition-related:
Investment and NCI amortization and impairments(1) (Capital allocation-based income and Compensation and related costs)	5.8	8.4	—	1.2	7.2	0.03
Acquisition-related retention arrangements(1) (Compensation and related costs)	(14.2)	14.2	—	2.1	12.1	0.05
Intangible assets amortization and impairments(1)	(26.8)	26.8	—	3.9	22.9	0.10
Total acquisition-related	(35.2)	49.4	—	7.2	42.2	0.18
Deferred compensation liabilities(2) (Compensation and related costs)	(50.8)	50.8	(53.0)	(0.3)	(1.9)	(0.01)
Restructuring charge(3)	(28.5)	28.5	—	4.2	24.3	0.11
Consolidated investment products(4)	(1.4)	2.2	(72.6)	(4.4)	(25.6)	(0.11)
Other non-operating income(5)	—	—	(62.6)	(9.2)	(53.4)	(0.23)
Adjusted Basis	$1,134.4	$774.1	$50.2	$192.6	$631.7	$2.81

	Three months ended 9/30/2024
	Operating expenses	Net operating income	Non-operating income (loss)	Provision (benefit) for income taxes(6)	Net income attributable to T. Rowe Price Group, Inc.	Diluted earnings per share(7)
U.S. GAAP Basis (FS line item)	$1,172.0	$613.6	$212.5	$185.7	$603.0	$2.64
Non-GAAP adjustments:
Acquisition-related:
Investment and NCI amortization and impairments(1) (Capital allocation-based income and Compensation and related costs)	13.6	16.9	—	2.3	14.6	0.06
Acquisition-related retention arrangements(1) (Compensation and related costs)	(4.0)	4.0	—	0.5	3.5	0.02
Contingent consideration(1)	13.4	(13.4)	—	(1.8)	(11.6)	(0.05)
Intangible assets amortization and impairments(1)	(51.5)	51.5	—	7.0	44.5	0.19
Total acquisition-related	(28.5)	59.0	—	8.0	51.0	0.22
Deferred compensation liabilities(2) (Compensation and related costs)	(43.4)	43.4	(41.1)	0.3	2.0	0.01
Consolidated investment products(4)	(1.1)	2.4	(85.9)	(6.3)	(39.8)	(0.17)
Other non-operating income(5)	—	—	(34.3)	(4.6)	(29.7)	(0.13)
Adjusted Basis	$1,099.0	$718.4	$51.2	$183.1	$586.5	$2.57

	Three months ended 6/30/2025
	Operating expenses	Net operating income	Non-operating income (loss)	Provision (benefit) for income taxes(6)	Net income attributable to T. Rowe Price Group, Inc.	Diluted earnings per share(7)
U.S. GAAP Basis (FS line item)	$1,245.0	$478.3	$235.5	$157.7	$505.2	$2.24
Non-GAAP adjustments:
Acquisition-related:
Investment and NCI amortization and impairments(1) (Capital allocation-based income and Compensation and related costs)	14.8	22.1	—	5.2	16.9	0.07
Acquisition-related retention arrangements(1) (Compensation and related costs)	(14.1)	14.1	—	3.3	10.8	0.05
Intangible assets amortization and impairments(1)	(31.2)	31.2	—	7.3	23.9	0.11
Total acquisition-related	(30.5)	67.4	—	15.8	51.6	0.23
Deferred compensation liabilities(2) (Compensation and related costs)	(66.3)	66.3	(70.5)	(1.0)	(3.2)	(0.02)
Consolidated investment products(4)	(1.0)	2.4	(78.6)	(8.6)	(16.7)	(0.07)
Other non-operating income(5)	—	—	(39.3)	(9.2)	(30.1)	(0.14)
Adjusted Basis	$1,147.2	$614.4	$47.1	$154.7	$506.8	$2.24

The following schedules reconcile certain U.S. GAAP financial measures for the nine months ended September 30, 2025 and 2024.

	Nine months ended 9/30/2025
	Operating expenses	Net operating income	Non-operating income (loss)	Provision (benefit) for income taxes(6)	Net income attributable to T. Rowe Price Group, Inc.	Diluted earnings per share(7)
U.S. GAAP Basis (FS line item)	$3,662.9	$1,717.8	$544.6	$514.7	$1,641.8	$7.25
Non-GAAP adjustments:
Acquisition-related:
Investment and NCI amortization and impairments(1) (Capital allocation-based income and Compensation and related costs)	24.9	36.6	—	7.7	28.9	0.13
Acquisition-related retention arrangements(1) (Compensation and related costs)	(42.5)	42.5	—	8.3	34.2	0.15
Intangible assets amortization and impairments(1)	(86.7)	86.7	—	17.1	69.6	0.31
Total acquisition-related	(104.3)	165.8	—	33.1	132.7	0.59
Deferred compensation liabilities(2) (Compensation and related costs)	(109.9)	109.9	(112.8)	(0.6)	(2.3)	(0.01)
Restructuring charge(3)	(28.5)	28.5	—	4.2	24.3	0.11
Consolidated investment products(4)	(3.5)	7.1	(183.1)	(16.0)	(54.1)	(0.24)
Other non-operating income(5)	—	—	(115.9)	(21.3)	(94.6)	(0.42)
Adjusted Basis	$3,416.7	$2,029.1	$132.8	$514.1	$1,647.8	$7.28

	Nine months ended 9/30/2024
	Operating expenses	Net operating income	Non-operating income (loss)	Provision (benefit) for income taxes(6)	Net income attributable to T. Rowe Price Group, Inc.	Diluted earnings per share(7)
U.S. GAAP Basis (FS line item)	$3,504.2	$1,764.9	$481.7	$527.5	$1,660.2	$7.23
Non-GAAP adjustments:
Acquisition-related:
Investment and NCI amortization and impairments(1) (Capital allocation-based income and Compensation and related costs)	29.8	40.0	—	7.8	32.2	0.14
Acquisition-related retention arrangements(1) (Compensation and related costs)	(30.6)	30.6	—	7.2	23.4	0.10
Contingent consideration(1)	13.4	(13.4)	—	(1.8)	(11.6)	(0.05)
Intangible assets amortization and impairments(1)	(125.3)	125.3	—	24.9	100.4	0.44
Total acquisition-related	(112.7)	182.5	—	38.1	144.4	0.63
Deferred compensation liabilities(2) (Compensation and related costs)	(111.0)	111.0	(105.6)	1.2	4.2	0.02
Consolidated investment products(4)	(4.3)	7.3	(166.7)	(21.2)	(79.3)	(0.35)
Other non-operating income(5)	—	—	(95.0)	(20.2)	(74.8)	(0.32)
Adjusted Basis	$3,276.2	$2,065.7	$114.4	$525.4	$1,654.7	$7.21

(1)    These non-GAAP adjustments remove the impact of acquisition-related amortization of intangible assets, the recurring fair value remeasurements of the contingent consideration liability, if any, amortization of acquired investment and non-controlling interest basis differences and amortization of compensation-related arrangements. The firm believes adjusting for these charges helps the reader's ability to understand our core operating results and increases comparability period to period.

(2)    This non-GAAP adjustment eliminates the compensation expense impact from market valuation changes in deferred compensation liabilities, including the supplemental savings plan and, starting in Q4 2024, restricted fund units, and the related net gains (losses) on investments used as economic hedges against the related liabilities. The liabilities are adjusted based on the performance of hypothetical investments selected by participants. The firm uses investment products to economically hedge the market risk associated with the supplemental savings plan liability and the expected settlement value of unvested restricted fund units. The firm believes it is useful to offset the non-operating investment income (loss) of the hedges against the related compensation expense and remove the net impact to help the reader's ability to understand the firm's core operating results and to increase comparability period to period.

(3)    This non-GAAP adjustment removes compensation expenses, primarily severance, incurred as part of the firm's broad and ongoing plan to reduce expense growth and realign resources to invest in existing and future capabilities. The firm believes this adjustment helps the reader’s ability to understand the firm's core operating results and increases comparability period to period.

(4)    This non-GAAP adjustment removes the impact of the consolidated investment products by adding back their operating expenses and subtracting their investment income. The operating expense adjustment represents their operating expenses net of related investment advisory and administrative fees. The adjustment to net income attributable to T. Rowe Price Group, Inc. represents the consolidated investment products' net income, net of redeemable non-controlling interests. The firm believes this adjustment helps the reader’s ability to understand our core operating results and increases comparability period to period.

(5)    This non-GAAP adjustment removes non-operating income (loss) earned on those investments that are not economic hedges for the deferred compensation liabilities and are not part of the cash and discretionary investment portfolio. We retain gains from cash and discretionary investments in our non-GAAP measures, as they are considered part of our core operations. We believe adjusting for the remaining non-operating income (loss) helps the reader’s ability to understand the firm's core operating results and increases comparability period to period. Additionally, we do not emphasize this portion of non-operating income (loss) when assessing the firm's performance.

(6)    The income tax impacts were calculated in order to achieve an overall year-to-date non-GAAP effective tax rate of 23.8% in 2025 and 24.1% in 2024. As such, the non-GAAP effective tax rate for the three months ended September 30, 2025 and 2024 was 23.4% and 23.8%, respectively.

(7)    This non-GAAP measure was calculated by applying the two-class method to adjusted net income attributable to T. Rowe Price Group, Inc. and dividing by the weighted-average common shares outstanding assuming dilution. The calculation of adjusted net income allocated to common stockholders is as follows:

	Three months ended			Nine months ended
	9/30/2025	9/30/2024	6/30/2025	9/30/2025	9/30/2024
Adjusted net income attributable to T. Rowe Price, Inc.	$631.7	$586.5	$506.8	$1,647.8	$1,654.7
Less: adjusted net income allocated to outstanding restricted stock and stock unit holders	14.3	15.0	12.5	39.7	44.1
Adjusted net income allocated to common stockholders	$617.4	$571.5	$494.3	$1,608.1	$1,610.6